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                                                                      EXHIBIT 21


                             PAINE WEBBER GROUP INC.
                         SUBSIDIARIES OF THE REGISTRANT


A list of significant subsidiaries, all of which are consolidated, of Paine Webber Group Inc. (the "Company") as of December 31, 1996 and the state or jurisdiction in which organized follows. In each case, 100% of the voting securities are owned by the Company. Certain subsidiaries have been omitted because, in the aggregate, they do not constitute a significant subsidiary.



                                                                  State or
                                                               jurisdiction of
                                                              incorporation or
                Name                                            organization
                ----                                            ------------

           PaineWebber Incorporated                               Delaware

           Mitchell Hutchins Asset Management Inc.                Delaware

           PaineWebber International (U.K.) Ltd.                  United Kingdom